As filed with the Securities and Exchange Commission on February 13, 2015

Registration Statement No. 333-133871

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-133871

EARTHLINK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	46-4228084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1170 Peachtree Street, Suite 900, Atlanta, Georgia  30309

(Address of Principal Executive Offices)   (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

EarthLink Holdings Corp. 2006 Equity and Cash Incentive Plan

(Full title of the plan)

Bradley A. Ferguson
Executive Vice President and Chief Financial Officer

EarthLink Holdings Corp.

1170 Peachtree Street, Suite 900

Atlanta, Georgia  30309

(404) 815-0770

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

David M. Carter,

Troutman Sanders LLP

1001 Haxall Point

Richmond, Virginia 23219

(804) 697-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐

Deregistration of Unsold Securities

This post-effective amendment relates to the following registration statement on Form S-8 (the “S-8 Registration Statement”) of EarthLink Holdings Corp. (the “Company”):

•                  File-No. 333-133871, filed May 5, 2006, registering 10,000,000 shares of the Company’s common stock under the Company 2006 Equity and Cash Incentive Plan.

This post-effective amendment to the S-8 Registration Statement is being filed solely to deregister any and all securities previously registered under the S-8 Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 13, 2015.

EARTHLINK HOLDINGS CORP.
(Registrant)

By:	/s/ Bradley A. Ferguson
Name:	Bradley A. Ferguson
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Joseph. F. Eazor	Chief Executive Officer, President and Director (principal executive officer)	February 13, 2015
Joseph F. Eazor

/s/ Bradley A. Ferguson	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	February 13, 2015
Bradley A. Ferguson

*	Director	February 13, 2015
Susan D. Bowick

*	Director	February 13, 2015
David A. Koretz

*	Director	February 13, 2015
Kathy S. Lane

*	Director	February 13, 2015
Garry K. McGuire

*	Director	February 13, 2015
R. Gerard Salemme

*	Director	February 13, 2015
Julie A. Shimer, Ph.D.

*	Director	February 13, 2015
M. Wayne Wisehart

*By:	/s/ Bradley A. Ferguson
Bradley A. Ferguson
Attorney-in-fact